UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 31, 2006

HARVARD BIOSCIENCE, INC.

(Exact name of registrant as specified in charter)

Delaware	000-31923	04-3306140
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

84 October Hill Road, Holliston, MA 01746

(Address of Principal Executive Offices) (Zip Code)

(508) 893-8999

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.05 Costs Associated with Exit or Disposal Activities.

As previously reported, in July 2005, we announced plans to divest our Capital Equipment Business segment, which includes our Genomic Solutions subsidiary. On May 31, 2006, we committed to a plan to reorganize, consolidate and eliminate certain activities in the Huntingdon, UK facility of our Genomic Solutions, Inc. subsidiary. We are implementing this plan to reduce the current cost structure of our Capital Equipment Business segment while we are engaged in the divesture process. We will be continuing our efforts to divest our Capital Equipment Business segment while we are implementing this plan, and we will terminate this plan in the event that we sell our Capital Equipment Business segment prior to our completion of all activities under this plan. We expect all activities under this plan to be completed by the end of August 2006 or earlier if we terminate the plan prior to that date in connection with the sale of our Capital Equipment Business segment.

Under this plan, certain activities will be relocated to our Holliston, Massachusetts location. This will result in the elimination of a number of employee positions. We estimate the costs associated with the restructuring of the Huntingdon, UK facility, the majority of which are expected to be recorded in the second quarter of 2006, to be between approximately $0.6 million and $0.8 million in severance and benefit costs and between $0.1 million and $0.3 million in lease terminations. We estimate that, of these costs, between approximately $0.7 million and $1.1 million are expected to result in future cash expenditures. Additionally, the Company is continuing to evaluate the carrying value of inventory held at the Huntingdon facility in connection with the restructuring activities noted above. However, at this time we are not able to estimate the amount of inventory write-down charges, if any.

This Current Report on Form 8-K contains forward-looking statements within the meaning of the federal securities laws. You can identify these statements by our use of the words “guidance,” “expects,” “plans,” “estimates,” “projects,” “intends,” “believes” and similar expressions that do not relate to historical matters. These statements involve known and unknown risks, uncertainties and other factors that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. Factors that may cause our actual results to differ materially from those in the forward-looking statements include our ability to mitigate the costs associated with the termination of our lease in Huntingdon, UK through our sublease of the leased premises or otherwise, the amount of inventory that we ultimately determine to dispose of and the cost of such disposal, the timing of the divestiture of our Capital Equipment Business segment, fluctuations in foreign exchange rates, plus factors described under the heading “Item 1A. Risk Factors” in our Annual Report on Form 10-K for the fiscal year ended December 31, 2005 or described in our other public filings. Our results may also be affected by factors of which we are not currently aware. We may not update these forward-looking statements, even though our situation may change in the future, unless we have obligations under the federal securities laws to update and disclose material developments related to previously disclosed information.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HARVARD BIOSCIENCE, INC.

Date: June 6, 2006	By:	/s/ Bryce Chicoyne
Bryce Chicoyne
Chief Financial Officer